SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

                Pursuant to Section 13 or 15(d) of the Securities
                              Exchange Act of 1934


Date of Report (Date of earliest event reported): November 5, 2002


                         ELINE ENTERTAINMENT GROUP, INC.
          -------------------------------------------------------------
             (Exact name of registrant as specified in its charter)


  Nevada                           000-30451                        88-0429856
---------------                   ------------                    --------------
(State or other                   (Commission                     (IRS Employer
jurisdiction of                   File Number)                    Identification
incorporation)                                                        Number)


               8905 Kingston Pike, Suite 313, Knoxville, TN 37923
          -------------------------------------------------------------
                   (Address of executive offices and Zip Code)


Registrant's telephone number, including area code: (865) 765-0709 not applicable
       ------------------------------------------------------------------
          (Former name or former address, if changed since last report)

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Item 5.  Other Events and Regulation FD Disclosure.

         Following the recent change of control of Eline Entertainment Group, Inc. and during the course of a post-closing review of the various amendments to Eline's charter documents as filed with the Secretary of State of Nevada by prior management before the closing date of such transaction, new management has determined the following:

         1. Notwithstanding the previous disclosure in a press release on July 25, 2002 of a name change from Eline Entertainment Group, Inc. to Mammoth Entertainment, Inc., management never filed Articles of Amendment to its Articles of Incorporation with the Secretary of State of Nevada to effect such name change. We have further determined that no shareholder consent for such an action was undertaken either pursuant to applicable Nevada law or in accordance with the provisions of the Securities Exchange Act of 1934. Current management of Eline has no present intention to seek shareholder approval for such a name change. Accordingly, Eline has advised the OTCBB and CUSIP Service Bureau of the foregoing, and in connection therewith on November 1, 2002 the OTCBB changed the symbol for Eline's common stock from MAMO back to ELNE and the CUSIP Service Bureau reinstated the previous CUSIP number of 28658N 20 4.

         2. We have also determined that prior management failed to file a certificate of designation covering the Series A Preferred Stock purportedly issued to Mr. Sonny Paradise, Eline's former Chairman and CEO, in November 2001 at a time when he was an officer and director of the company and ultimately responsible for such filing. Specifically, Section 78.1955 of the Nevada Revised Statutes permits a Nevada corporation which has previously designated a series of blank check preferred stock (such as Eline) to, by resolution of board of directors, create a class of that preferred stock and set forth the voting powers, designations, preferences, limitations, restrictions and relative rights thereof. The creation of the class and its designations, rights and preferences must be included in a certificate of designation which must be signed by an officer of the corporation and filed with the Secretary of State. Section
78.1955 specifically provides that such certificate of designation must be filed pursuant to that section and become effective before the issuance of any shares of the class so designated.

         As a result of prior management's failure to file a certificate of designation covering the 4,000,000 shares of Class A Preferred Stock, such class was never duly authorized. Accordingly, the 4,000,000 shares of Class A Preferred Stock reflected on the transfer records on the date of the Stock Purchase and Redemption Agreement by and between Yucatan Holding Company, Thomas
J. Gaffney and Eline (the "Agreement") were not, in fact, issued and outstanding. The fact that such shares were not duly authorized and did not exist as of the date of such Agreement has resulted in an event of default under the Agreement. The redemption of these shares was the basis of the agreement by Eline to make certain payments to Mr. Gaffney as set forth in Section 1.2 of the Agreement.

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         On October 31, 2002 Eline notified Mr. Gaffney that the Promissory Note dated September 25, 2002 in the principal amount of $120,000 (the "Note") delivered to him pursuant to Section 1.2 of the Agreement was void on its face. Pursuant to the provisions of Section 5.2 of the Agreement and the terms of such Note, Eline offset and voided the entire amount of such Note, and offset the amounts to be paid to Mr. Gaffney as consulting fees under the Agreement pursuant to Section 1.2 of the Agreement. Such offsets were in addition to any other remedies which Eline may have at law or in equity under the Agreement as a result of Mr. Gaffney's defaults thereunder. As a result of the foregoing, Eline has no obligation to pay any amounts to Mr. Gaffney pursuant to the Note,
Section 1.2 (a) of the Agreement or otherwise.

         In a separate action, on October 23, 2002 Yucatan advised Mr. Gaffney that his continued failure to deliver certain documents and information to it pursuant to the terms of the Agreement resulted in one or more events of default under the Agreement. Under the terms of the Agreement, Yucatan acquired 11,580,000 shares of Eline's common stock in exchange for $16,000 paid to Mr. Gaffney in a private transaction exempt from registration under the Securities Act of 1933. As of the closing date, certificates and medallion guaranteed stock powers representing 9,500,000 shares of common stock were delivered by Mr. Gaffney to Yucatan. The certificates representing the remaining 2,080,000 shares were also delivered to Yucatan by Mr. Gaffney and he represented to Yucatan that the medallion guaranteed stock powers and corporate resolutions, as needed, for such certificates were forthcoming. As a condition of the Agreement, individuals or entities which represented approximately $740,000 of liabilities on Eline's balance sheet at July 31, 2002, including approximately $640,000 purportedly due to its former officers, directors and affiliates, were to deliver to Yucatan Forgivenesses of Debt and General Releases. As of the closing date, Yucatan had received a Forgiveness of Debt and General Release for $8,500 from an unaffiliated third party, and Mr. Gaffney represented to Yucatan that the remaining Forgivenesses of Debt and General Releases were forthcoming.

         Since the closing date of the Agreement on several occasions Mr. Gaffney continued to represent to Yucatan that all persons had already executed or had agreed to execute the outstanding medallion guaranteed stock powers and the Forgiveness of Debt and General Releases, and that he was simply in the process of "rounding up" the documents and that same would be delivered immediately upon receipt thereof. At Mr. Gaffney's request, he was once again forwarded a list of the outstanding Forgiveness of Debt and General Releases (Section 3.1(f) of the Agreement) and at his request Mr. Larry Paradise, father of Mr. Sonny Paradise, Eline's former Chairman and CEO, was once again forwarded a list of the outstanding medallion guaranteed stock powers and corporate resolutions (Section 3.1(g) of the Agreement). Notwithstanding oral representations from both Mr. Gaffney and Mr. Paradise to Yucatan and its representatives, as well as to professionals employed by Eline, that the documents were forthcoming, these documents remained outstanding at the time of Yucatan's October 23, 2002 letter to Mr. Gaffney.

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

On October 31, 2002 Yucatan further advised Mr. Gaffney that his failure to contact it subsequent to its letter of October 23, 2002 to him did not relieve him of his obligations to perform under the terms of the Agreement and his responsibilities related thereto.

         Following the closing of the Agreement, Yucatan exchanged the initial 9,500,000 shares it acquired for 200,000 shares of Eline's Series C Convertible Preferred Stock. Prior to such exchange, and exclusive of shares for which medallion guaranteed stock powers had not been delivered at closing, on the closing date of the Agreement giving effect to the 9,500,000 shares of common stock and related medallion guaranteed stock powers acquired by Yucatan, together with the irrevocable voting proxy covering 653,700 shares of common stock delivered to it by an unaffiliated third party, Yucatan owned or controlled 51.7% of the outstanding common stock. Notwithstanding the delivery at closing of a stock certificate and medallion guaranteed stock power for 2,000,000 shares of Series B Preferred Stock, as a result of the failure by prior management to properly authorized the Series B Preferred Stock, Eline's common stock represented the only class of duly issued and outstanding voting securities. Upon the exchange of 9,500,000 shares of the common stock for 200,000 shares of Series C Convertible Preferred Stock, Yucatan controls 91.4% of the voting securities of Eline through its ownership of the Series C Convertible Preferred Stock and its rights under the irrevocable voting proxy.

         Finally, subsequent to the resignation on March 27, 2002 of Mr. Sonny Paradise as Chairman and CEO of Eline and the resignation on September 24, 2002 of Mr. Thomas J. Gaffney as CEO and a member of the Board of Directors of Eline, and given the lack of historical revenues associated with Eline's entertainment initiatives, current management intends to transition Eline into other lines of business that will serve to increase revenues and shareholder value.


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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        Eline Entertainment Group, Inc.


Date: November 5, 2002                  By: /s/ Barry A. Rothman
                                            --------------------
                                            Barry A. Rothman, President



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